Exhibit 99.1

*****
THE WALL STREET TRANSCRIPT
*****

67 Wall Street, New York, NY 10005
VOICE: (212) 952-7400          FAX: (212) 668-9842; (212) 668-9858
Copyright 2005 WALL STREET TRANSCRIPT CORPORATION
All Rights Reserved
Website: http//www.twst.com                    E-mail: transcript@twst.com

MC/SUJ/VIS

CE22242
6/22/05

STEVE GARDNER
CEO
Pacific Premier Bancorp, Inc.
1600 Sunflower Avenue
2nd Floor
Costa Mesa, CA 92626
(714) 431-4000
(714) 433-3000 – FAX
www.pacificpremierbank.com

          TWST: We’d like to begin, if you will, with a brief historical sketch of Pacific Premier Bancorp and a picture of things as they are now.

          Mr. Gardner: We are a $600 million community bank located in Southern California with a focus on banking small businesses and financing commercial real estate and apartment properties.  We have three branches, two in Orange County and a third branch in the Inland Empire and are slated to open another two branches later this year.

          The Company was founded in 1983 and had focused on traditional community banking until 1993 at which time it began a significant expansion nationwide into subprime lending. By 1999 the company began to run into problems due to significant levels of non performing assets and high overhead which resulted in the company recording substantial losses.  By 2000 the Bank was in a troubled condition, under capitalized and the regulators placed the company under various enforcement orders.

          I was hired by the Board to turn the company around in 2000. We adopted a three-phase business plan, which involved; (1) lowering the risk profile of the Bank and re-capitalizing the Company, (2) growing the balance sheet at an accelerated rate through income property loan originations thus returning the Bank to sustainable earnings generation and (3) to transform the institution to a community banking business model.  We are currently in the final phase of the transformation.

          The efforts of our employees and their results were recently recognized by US Banker magazine in their Annual Performance Rankings of America’s community banks.  The Company was ranked fifth within the top 200 publicly traded community banks based on its average return on equity of 19.3% for the three years ended December 31, 2004.  We are extremely proud of how far we have come in a relatively short time and are very excited about the growth prospects for the company over the next several years.

          TWST: What possible challenges might remain for you, anything to worry about over the next few years?

          Mr. Gardner: Making certain that we manage our growth and expansion efficiently, continue to diversify the balance sheet, and to increase the rate of core deposit growth. We are closely monitoring the residential housing market and the rate of appreciation, although we do not have a material exposure to single family loans in our portfolio.

          TWST: What, in your area of the country, is the general outlook for banks of your kind?

          Mr. Gardner: Overall it is very positive. The Southern California economy is strong and diversified, businesses continue to be attracted to the market and the forecast is for continued economic expansion.  Community banks have benefited from the consolidation that has occurred over the past several years by being able to attract talented bankers and lenders as well as customers from the larger banks.

          TWST: What about interest rate sensitivity? How sensitive are you?

          Mr. Gardner: Although the models show the Bank as neutral, we have experienced margin compression due to the highly competitive environment for deposits. We only originate adjustable rate loans which will benefit us going forward as the loan portfolio adjusts upwards. Lastly, we have a fairly small securities portfolio of approximately 7% to 8% of total assets, and thus we have limited the impact of rising interest rates and the affects they would have on the securities portfolio as a whole.

          TWST: Looking down the road, do you see yourself as an acquirer of other banks?

          Mr. Gardner: Yes. Any transaction must make sense from a financial, economic and strategic standpoint to us.  Transactions we have looked at and the prices acceptable to the target’s board have not made financial sense and we are determined not to do transactions that would be detrimental to our shareholders.

          TWST: What would be your criteria for acquiring?

          Mr. Gardner: Principally a strategic fit that would accelerate the implementation of our business plan.  One where the target has a large core deposit base, has struggled with asset generation and/or possesses products and service that would compliment our business

          TWST: Then, with all these things in mind, what in a general way would you reasonably expect the bank to look like in about three years?

          Mr. Gardner: An asset base in excess of a billion dollars, a significantly larger branch footprint in Southern California and a more diversified balance sheet as we shift towards a higher percentage of business relationships in our portfolio.

          TWST: Has the culture changed at all over the last five years within the company?

          Mr. Gardner: Substantially, we turned over the entire employee base in 2001 by bringing in experienced bankers that have a passion for serving business customers.  We have instilled a culture that rewards results. We work hard to make sure we have a fun environment and recognize that our employees are our most valuable asset.

          TWST: What are the elements in your own background, by the way, that led you to be doing what you are doing now?

          Mr. Gardner: I have worked in various capacities at financial institutions throughout Southern California. Prior to joining Pacific Premier I was part of a team that did a turnaround at another Southern California financial institution in the mid to late 90’s. So my experience there is how I ended up being recruited to join PPBI.  I love what I do and really enjoy working with the team we have assembled.

          TWST: Do you see any need to do any further restructuring of the capital structure?

          Mr. Gardner: Not at this time. We have adequate capital at this point and our earnings generation should be sufficient to support our growth.

          TWST: What about your relations with the investment community? Do you feel you have been pretty successful now in explaining the entire situation to them?

          Mr. Gardner: We always have room for improvement, but given our track record in successfully raising equity through a secondary offering in the fourth quarter of 2003 we are fairly comfortable that we have gotten the message out to the investment community.

          TWST: What would be the two or three best reasons for a long-term investor to take a very good look at Pacific Premier?

          Mr. Gardner: Our track record of results speaks for itself.  I and the board take a long term perspective on the business; we will continue to make decisions today that are best for the Company five years from now. Lastly, the management and board have invested a relatively large amount of personal capital in the stock and thus we believe strongly in our future.

          TWST: What occupies most of your own attention on a day-by-day basis?

          Mr. Gardner: The numbers.  It’s every businesses scorecard.

          TWST: Thank you. (MC)

          FORWARD-LOOKING COMMENTS

          The statements contained herein that are not historical facts are forward looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties. These include, but are not limited to, the following risks: (1) changes in the performance of the financial markets, (2) changes in the demand for and market acceptance of the Company’s products and services, (3) changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing, (4) the effect of the Company’s policies, (5) the continued availability of adequate funding sources, and (6) various legal, regulatory and litigation risks.